Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 232365 on Form S-8 of our reports dated June 4, 2020, relating to the financial statements of Change Healthcare Inc. and Change Healthcare LLC appearing in this Annual Report on Form 10-K for the year ended March 31, 2020.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

June 4, 2020